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                                                                   EXHIBIT 23.3

                       CONSENT OF CHARTERED ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated July 21, 1999, except as to Note 12(c) which is as of July 23, 1999, relating to the financial statements of E-TEK ElectroPhotonics Solutions Corporation (formerly ElectroPhotonics Corporation), which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
Toronto, Canada

August 10, 1999